Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Evergreen Managed Income Fund

In planning and performing our audit of the financial statements of Evergreen
Managed  Income  Fund,  as of and  for the  year  ended  October  31,
 2005,  in
accordance with the standards of the Public Company  Accounting  Oversight
 Board
(United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to
comply  with  the  requirements  of Form  N-SAR,  but not  for  the purpose  of
expressing an opinion on the effectiveness of Evergreen Managed Income Fund's internal control over financial reporting. Accordingly, we expres no such
opinion.

The management of Evergreen  Managed Income Fund is responsible for establishing
and  maintaining  effective  internal  control  over  financial
reporting.   In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting
and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control
includes  policies and procedures that provide  reasonable  assurance regarding
prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its  inherent  limitations,  internal  control  over financial
 reporting  may not prevent or detect  misstatements.  Also, projections of any evaluation of  effectiveness to future periods are subject to
the risk that controls may become  inadequate  because of changes in conditions,
or  that  the  degree  of  compliance   with  the  policies  or  procedures
  may
deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination  of control  deficiencies,  that  adversely  affects  the company's
ability  to  initiate,  authorize,  record,  process  or report  financial data
reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will
not be prevented or detected.  A material weakness is a significant deficiency,
or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our  consideration  of Evergreen  Managed  Income Fund's  internal control over
financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards
established by the Public Company

 Accounting Oversight Board (United States). However, we noted no deficiencies in Evergreen Managed Income Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2005.

This report is intended solely for the information and use of management and the
 Board of Trustees of Evergreen Managed Income Fund

and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
December 27, 2005